Exhibit 10.59

AMENDMENT NO. 3 TO THE

AGREEMENT OF LIMITED PARTNERSHIP OF

@VENTURES FOREIGN FUND III, L.P.

This Amendment No. 3 (this “Amendment No. 3”), dated as of February 26,2003, to the Agreement of Limited Partnership dated as of December 22,1998 (as amended to date, the “Agreement”) of @Ventures Foreign Fund III, L.P., a Delaware limited partnership (the “Partnership”), is by and among @Ventures Partners III, LLC, the general partner of the Partnership (the “General Partner”), and all of the Limited Partners of the Partnership. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, the undersigned Partners desire to amend the Agreement to (i) reflect that the General Partner and the Management Company have agreed to waive all Incentive Distributions and Management Fees, respectively, with respect to the conduct of the business of the Partnership from and after February 1,2002, (ii) reflect that certain penalty provisions relating to the General Partner have been modified or deleted, and (iii) modify certain other provisions of the Agreement, as more fully set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Partners agree as follows:

1. Effective Date of Amendment. This Amendment No. 3 shall become effective on the date on which this Amendment No. 3 has been signed and delivered by the General Partner and all of the Limited Partners (such date, the “Amendment No. 3 Effective Date”).

2. Addition of Section 5.10. Section 5.10A is hereby amended and restated in its entirety to read as follows:

“5.10 General Partner Distributions and Payments; Amendment Effective Date Distributions.

A. From and after February 26, 2003, the General Partner hereby waives its right to receive (i) any Incentive Distributions, (ii) any associated allocations of Operating Income or Loss and Investment Gain or Loss to the extent attributable to the amounts waived pursuant to clause (i) of this Section 5.10A and (iii) any distributions upon liquidation in respect of its positive Capital Account to the extent of any portion of such Capital Account balance which is attributable to amounts waived pursuant to clauses (i) and (ii) of this Section 5.10A.”

3. Amendment to Section 6.4. The second paragraph of Section 6.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Each of Mills, Nerrow and Poirier agrees that, during the period from the Amendment Effective Date through December 31,2003, he shall be engaged in the activities contemplated by the second sentence of Section 7.1 (as amended), he shall not be entitled to receive out of amounts paid by the Partnership to the Management Company as management fees (or otherwise), any salary or bonus compensation payments, and that the Partnership will not be permitted to pay salary or bonus compensation to such Principal or any other person during such period (except pursuant to Section 5.10B).”

4. Amendment to Section 7.1. The first paragraph of Section 7.1 of the Agreement is hereby amended to read in its entirety as follows:

“The General Partner hereby agrees to use its best efforts in furtherance of the purposes and objectives of the Partnership and to devote to such purposes and objectives such of its time as shall be necessary for the management of the affairs of the Partnership. Until December 31,2003, each of the Principals agrees to use his best efforts in furtherance of the purposes and objectives of the Partnership, to devote such of his time as shall be necessary to the business of the Partnership, and to devote substantially all of his business time to the affairs of the Partnership, the Domestic Fund, the CMGI Funds, the Management Company, @Ventures Expansion Management LLC, @Ventures Expansion Fund, L.P., @Ventures Foreign Expansion Fund, L.P., CMGI @Ventures IV, LLC and other future @Ventures investment entities of which CMGI is the sole investor. Breach by any Principal of his obligations under the preceding sentence shall constitute a Triggering Event for purposes of Section 6.4, and the sole remedy of the Partnership and/or any Partner against such Principal for breach of such obligations shall be the payment to the Partnership of $10.00 by such Principal.”

5. Confidentiality. The Limited Partners hereby confirm the confidentiality agreements contained in Section 8.12 of their respective Subscription Agreements, which confidentiality agreements shall be applicable to the arrangements effectuated by this Amendment No. 3.

6. General Partner Legal Fees. No portion of the legal fees or other expenses incurred by the General Partner, the Partnership and/or the Management Company in connection with the transactions contemplated by this Amendment No. 3 will be borne by the Partnership.

7. Ratification. In all other respects, the Agreement (including Amendments Nos. 1 and 2) is hereby ratified and confirmed and shall remain in full force and effect.

8. Counterparts. This Amendment No. 3 may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 3 as of the date first above written.

GENERAL PARTNER:

@VENTURES PARTNERS III, LLC

By:	/s/ Peter H. Mills
Authorized Managing Member

LIMITED PARTNERS:

Limited Partner Name (Please print or type)

Limited Partner Signature

Title (If applicable)

Date (Please Complete)

Each of the undersigned is signing this Amendment No. 3, effective as of the Amendment No. 3 Effective Date, for the limited purposes of reflecting their agreement to the matters specified in Section 3 of this Amendment No. 3 (with respect to Section 6.4 of the Agreement) and Section 4 of this Amendment No. 3 (with respect to Section 7.1 of the Agreement), and for no other purpose.

/s/ Peter H. Mills
Peter H. Mills

/s/ David J. Nerrow, Jr.
David J. Nerrow, Jr.

/s/ Marc D. Poirier
Marc D. Poirier

The undersigned is signing this Amendment No. 3, effective as of the Amendment No. 3 Effective Date, for the limited purposes of reflecting its agreement to the matters specified in Section 3 of this Amendment No. 3 (with respect to Section 6.4 of the Agreement) and for no other purpose.

@VENTURES MANAGEMENT, LLC

By:	/s/ Peter H. Mills
Authorized Member

Print Name and Title:	Peter H. Mills